PRESS RELEASE

FOR IMMEDIATE RELEASE

VERENIUM ANNOUNCES ORGANIZATIONAL CHANGES

CAMBRIDGE, Mass, April 3, 2009 – Verenium Corporation (NASDAQ: VRNM), a pioneer in the development of high-performance specialty enzymes and next-generation cellulosic ethanol, today announced that following the successful commissioning of Verenium’s demonstration-scale facility in Jennings, Louisiana, and the recent announcement of a commercial joint venture with BP, Verenium is now consolidating its research and development (R&D) organization, including the pilot and demonstration-scale biofuels operations in Jennings, Louisiana, under Gregory Powers, Ph.D., Executive Vice President, R&D. This new organizational structure provides Verenium with a unique set of integrated R&D assets from the laboratory through a 1.4 million-gallon-per-year demonstration-scale facility for the efficient development, implementation and testing of its biofuels technologies.

As a result of this organizational change, John R. Malloy, Executive Vice President of Biofuels, has left the Company to pursue other opportunities.  He will continue to serve as a consultant to the Company.

“I’d like to thank John for his leadership, dedication and significant contributions to Verenium’s biofuels development efforts; we wish him all the best and continued success in his future endeavors,” said Carlos A. Riva, President and Chief Executive Officer of Verenium.

About Verenium
Verenium Corporation is a leader in the development and commercialization of cellulosic ethanol, an environmentally-friendly and renewable transportation fuel, as well as high-performance specialty enzymes for applications within the biofuels, industrial, and animal health markets. The Company possesses integrated, end-to-end capabilities and cutting-edge technology in pre-treatment, novel enzyme development, fermentation and project development for next-generation biofuels. Through a joint venture with BP, the Company is moving rapidly to commercialize its proprietary technology for the production of ethanol from a wide array of non-food feedstocks, including dedicated energy crops, agricultural waste, and wood products. In addition to the vast potential for biofuels, a multitude of large-scale industrial opportunities exist for the Company for products derived from the production of low-cost, biomass-derived sugars.

Verenium's Specialty Enzyme business harnesses the power of enzymes to create a broad range of specialty products to meet high-value commercial needs. Verenium's world class R&D organization is renowned for its capabilities in the rapid screening, identification, and expression of enzymes-proteins that act as the catalysts of biochemical reactions. For more information on Verenium, visit http://www.verenium.com.

Forward Looking Statements
Statements in this press release that are not strictly historical are "forward-looking" and involve a high degree of risk and uncertainty. These include statements related to the Company's operations, capabilities, commercialization activities, target markets and cellulosic ethanol facilities, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium's new and uncertain technologies, risks associated with the costs, labor requirements and labor availability associated with Verenium's demonstration plant, risks associated with Verenium's ability to obtain additional capital to support its planned operations, risks associated with Verenium's dependence on patents and proprietary rights, risks associated with Verenium's protection and enforcement of its patents and proprietary rights, technological, regulatory, competitive and other risks related to development, production, and commercialization of cellulosic ethanol and other biofuels and the commercial prospects of those industries, Verenium's dependence on existing collaboration, manufacturing, and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize products (including by obtaining any required regulatory approvals) using Verenium's technologies and timing for launching any commercialized products, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, changes in the U.S. or global energy markets and laws and regulations applicable to them, and risks and other uncertainties more fully described in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's annual report on Form 10-K for the year ended December  31, 2008. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements.

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Verenium Contacts:
Kelly Lindenboom	Sarah Carmody
Vice President, Corporate Communications	Sr. Corporate Communications Associate
617-674-5335	617-674-5357
kelly.lindenboom@verenium.com	sarah.carmody@verenium.com